UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2009

Date of report (Date of earliest event reported)

THE BOEING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Pursuant to the Consent and Undertaking dated July 26, 1978 of The Boeing Company (the “Company”), the Company has agreed to file a statement with the Commission reflecting changes to certain policies and procedures governing the appointment of foreign consultants. In particular, Company Policy POL-14, “Consultant Services” (“POL-14”), establishes guidelines for the selection, use and approval of consultant services generally. As relates to the appointment of foreign sales consultants, POL-14 is implemented through Company Procedure PRO-1557, “International Service Contractors” (“PRO-1557”).

POL-14 was revised on June 9, 2009 to transfer the responsibility for matters related to the administration and review of, as well as the approval authority for amendments to, the policy from the Senior Vice President and General Counsel to the Corporate President and Chief Financial Officer. This change was made in order to place the responsibility for the content of the policy with the corporate function having greatest operational responsibility with respect to its implementation.

POL-14 and PRO-1557 are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Corporate Policy 14, Consultant Services

99.2	Corporate Procedure 1557, International Service Contractors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BOEING COMPANY
Dated: September 15, 2009
	By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

INDEX TO EXHIBITS

99.1	Company Policy 14, Consultant Services

99.2	Corporate Procedure 1557, International Service Contractors